Exhibit 4.1

1.730% SENIOR NOTES DUE 2031
SECOND SUPPLEMENTAL
INDENTURE
between
BAXTER INTERNATIONAL INC.,
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
Dated as of November 2, 2020

TABLE OF CONTENTS

EXHIBIT A    Form of 2031 Note
EXHIBIT B    Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note Prior to the Expiration of the Distribution Compliance Period
EXHIBIT C    Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note After the Expiration of the Distribution Compliance Period
EXHIBIT D    Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Note to Rule 144A Global Note

2

SECOND SUPPLEMENTAL INDENTURE, dated as of November 2, 2020 (this “Supplemental Indenture”), between Baxter International Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, under the Indenture, dated as of March 26, 2020 (the “Indenture”), between the Company and the Trustee.
WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Indenture;
WHEREAS, the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and terms of any series of Securities (as defined in the Indenture) as provided by Sections 2.01 and 3.01 of the Indenture;
WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to issue the Securities provided for in this Supplemental Indenture;
WHEREAS, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a series of Securities (as defined in the Indenture) to be known as the 1.730% Senior Notes due 2031 (the “Notes”), the form, substance, terms, provisions and conditions of which shall be set forth in the Indenture and this Supplemental Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture in order to satisfy all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Securities provided for hereby, when executed and delivered by the Company and authenticated by the Trustee, the valid obligations of the Company.
NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE I
DEFINITIONS
Section 1.01Definition of Terms. Unless the context otherwise requires:
(a)a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;
(b)a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
(c)the singular includes the plural and vice versa;
(d)a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

(e)headings are for convenience of reference only and do not affect interpretation; and
(f)the following terms have the meanings given to them in this Section 1.01(f):
“Additional Interest” means all additional interest, if any, then owing on the Notes pursuant to a Registration Rights Agreement.
“Clearstream” means Clearstream Banking, S.A., or its successor.
“Company” shall have the meaning set forth in the first paragraph hereof, and shall also include the Company’s successors and permitted assigns.
“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distribution Compliance Period” means, with respect to a Regulation S Security, the “distribution compliance period”, as such term is defined in Regulation S, for such Regulation S Security.
“Euroclear” means Euroclear Bank SA/NV, or its successor.
“Exchange Notes” means Securities of the Company issued in an Exchange Offer and having terms identical in all material respects to the Initial Notes, except for the issue date and, if applicable, the first interest payment date and the date from which interest shall accrue and except that the transfer restrictions under the Securities Act shall be eliminated and the Additional Interest provisions shall not apply to such Securities.
“Exchange Offer” means an offer made by the Company pursuant to a Registration Rights Agreement to exchange the Initial Notes or additional Notes issued under Section 2.02(a), as applicable, for the related Exchange Notes.
“Global Notes” shall have the meaning set forth in Section 2.05(b).
“Indenture” shall have the meaning set forth in the first paragraph hereof.
“Initial Notes” means (i) all Notes issued on the first date that the Notes were originally issued under this Supplemental Indenture and (ii) any Notes (other than Exchange Notes) issued in replacement therefor.
“Initial Purchasers” has the meaning given to such term in the definition of “Initial Notes Registration Rights Agreement.”

“Initial Notes Registration Rights Agreement” means the Registration Rights Agreement dated November 2, 2020, between the Company and the Initial Purchasers (as defined in such Registration Rights Agreement) with respect to the Initial Notes.
“Notes” shall have the meaning set forth in the recitals hereof.
“Registration Rights Agreement” means the Initial Notes Registration Rights Agreement and any registration rights agreement entered into in connection with the issuance of any additional Notes.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Security” means a Note sold in reliance on Regulation S under the Securities Act.
“Restricted Securities” means “restricted securities,” as such term is defined in Rule 144 under the Securities Act.
“Rule 144A Security” means a Note sold pursuant to Rule 144A under the Securities Act.
“U.S. Resale Restriction Termination Date” means, with respect to the Initial Notes and any additional Note issued under Section 2.02(a), (x) the date which is one year after the later of the date of original issue thereof, as the case may be, and the last date on which the Company or any of its affiliates were the owner thereof, as the case may be, (or any predecessor thereto) and (y) such later date, if any, as may be required by any subsequent change in applicable law.
ARTICLE II
THE NOTES
Section 2.01Designation. The Company hereby establishes a series of Securities designated the “1.730% Senior Notes due 2031” for issuance under the Indenture, as supplemented by this Supplemental Indenture.
Section 2.02Principal Amount; Series Treatment.
(a)The Notes shall be initially limited to an aggregate principal amount of $650,000,000. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional Notes, so that such additional Notes and the outstanding Notes will be consolidated together and form a single series of Securities under the Indenture as supplemented by this Supplemental Indenture. Any increase in the aggregate principal amount of the Notes shall be evidenced by an Officers’ Certificate to be delivered to the Trustee, without any further action by the Company.
(b)Any additional Notes issued under Section 2.02(a) shall have the same terms in all respects as the Notes, except that interest will accrue on such additional Notes from the most recent date to which interest has been paid on the Notes (other than such additional Notes) or if no interest has been paid on the outstanding Notes from the first date that such outstanding Notes were originally issued under the Indenture, as supplemented by this Supplemental Indenture; provided that, if such additional Notes are not fungible with the Initial Notes for U.S. Federal income tax purposes, such additional Notes shall have a separate CUSIP number.
(c)For all purposes of the Indenture and this Supplemental Indenture, all Notes, whether Initial Notes, additional Notes issued under Section 2.02(a) or Exchange Notes, shall constitute one series of Securities and shall vote together as one series of Securities.
(d)The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 2.03Maturity. The Notes will become due and payable on April 1, 2031.
Section 2.04Interest. Interest on the Notes will accrue at a rate of 1.730% per annum from November 2, 2020 (in the case of the Initial Notes or any additional Notes issued prior to April 1, 2021) until the principal thereof becomes due and payable or to the date of redemption or repurchase (if any) of the Notes. Interest on the Notes shall be payable semi-annually on April 1 and October 1 of each year, in each case to the Holders of record of the Notes as of the close of business on the March 15 and September 15 (whether or not a Business Day) preceding such interest payment dates, commencing, in the case of the Initial Notes or any additional Notes issued prior to April 1, 2021, on April 1, 2021. Additional Interest may accrue on the Notes pursuant to a Registration Rights Agreement, and all references to “interest” in the Indenture and in the Notes shall include any such Additional Interest that may be payable.
Section 2.05Form of Notes.
(a)The Notes shall contain the terms set forth in, and shall be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the form of Note set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented by this Supplemental Indenture.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Authorized Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, as supplemented by this Supplemental Indenture, or as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
(b)So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated herein, the Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.

The Notes shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A (the “Global Notes”), each registered in the name of the Depositary or its nominee, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.
The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and its Applicable Procedures. Except as provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.
Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture and this Supplemental Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the Holder of such Note.
Section 2.06Transfer Restrictions. The following provisions shall apply only to a Global Note:
(i)Each Global Note authenticated under this Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Trustee if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Note for all purposes of the Indenture and this Supplemental Indenture.
(ii)Notwithstanding any other provision in this Supplemental Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof except as provided in Section 3.05 of the Indenture. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
(iii)Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued pursuant to Section 3.05 of the Indenture.

(iv)At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or at the direction of the Trustee, to reflect such reduction.
Section 2.07Transfers and Exchanges. The Notes shall be transferred and exchanged by the Holders thereof and the Trustee in accordance with the terms and conditions set forth in Section 3.05 of the Indenture and, in the case of Notes that constitute Restricted Securities, in accordance with Section 2.08 of this Supplemental Indenture.
Section 2.08Restricted Securities. Except as permitted by this Section 2.08, each Restricted Security (including Restricted Securities represented in whole or in part by Global Notes) shall bear a legend specified in Section 3.01(1) hereof, in the case of a Rule 144A Security, or Section 3.01(2), in the case of a Regulation S Security.
If any Notes are issued upon the transfer, exchange or replacement of Notes in the same form not bearing the applicable legend referred to above, the Notes so issued shall not bear such legend. If any Notes are issued upon the transfer, exchange or replacement of Notes bearing such legend or if a request is made to remove such legend from any Notes, the Notes so issued shall bear such legend or such legend shall not be removed, as the case may be, unless and until there is delivered to the Company such satisfactory evidence as may be reasonably required by the Company to evidence that any such Notes are not then subject to any transfer restrictions under the Securities Act. Upon provision of such satisfactory evidence to the Company, the Trustee, upon receipt of the written order of the Company, signed by an Authorized Officer, shall authenticate and deliver Notes that do not bear such legend.
Beneficial interests in any Restricted Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Security in accordance with the transfer restrictions set forth in the legend therein containing transfer restrictions under the Securities Act; provided, however, that prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Security, transfers of beneficial interests in such
Regulation S Security may not be made to a U.S. Person (as defined in Rule 902(k) promulgated under the Securities Act) or for the account or benefit of a U.S. Person (other than an Initial Purchaser in the case of a Regulation S Security evidencing Initial Notes or an initial purchaser of such Security pursuant to a purchase agreement with the Company in the case of additional Notes), except in the circumstances provided for in the legend set forth in Section 3.01(2) hereof. Beneficial interests in any Global Note that does not bear a legend containing transfer restrictions under the Securities Act may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note that does not bear a legend containing transfer restrictions under the Securities Act. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this paragraph.
Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Security, if an owner of a beneficial interest in a Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security for a beneficial interest in such Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security, to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange, cause the exchange, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.
Upon receipt by the Trustee, as Security Registrar, of (1) written instructions given in accordance with the Depositary’s Applicable Procedures from an agent member or participant of the Depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s Applicable Procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.
After the expiration of the Distribution Compliance Period with respect to a Regulation S Security, if an owner of a beneficial interest in a Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security for a beneficial interest in such Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the Applicable Procedures of the Depositary and to the requirements set forth below, exchange, cause the exchange, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.
Upon receipt by the Trustee, as Security Registrar, of (1) written instructions given in accordance with the Depositary’s procedures from an agent member or participant of a depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s Applicable Procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and (3) a certificate substantially in the form of Exhibit C hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.
If an owner of a beneficial interest in a Regulation S Security deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in a Rule 144A Security deposited with the Depositary, or to transfer its beneficial interest in such Regulation S Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such owner may, subject to the rules and procedures of Euroclear or Clearstream or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange, cause the exchange, transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.
Upon receipt by the Trustee, as Security Registrar, at its Offices in The City of New York of (1) written instructions from Euroclear or Clearstream or the Depositary, as the case may be, directing the Trustee, as Security Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) a certificate substantially in the form of Exhibit D hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security by the aggregate principal amount of the beneficial interest in such Regulation S Security to be so exchanged or transferred and the Trustee as Security Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case maybe, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security.

Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of a written order of the Company, signed by an Authorized Officer, the Trustee shall authenticate, one or more Global Notes not bearing a legend containing transfer restrictions under the Securities Act in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Restricted Securities tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer pursuant to the terms of such Registration Rights Agreement. Concurrently with the issuance of such Global Notes, the Security Registrar shall cause the aggregate principal amount of the applicable Restricted Security (including Restricted Securities represented in whole or in part by Global Notes) to be reduced accordingly.
After the transfer of any Notes bearing a legend containing transfer restrictions under the Securities Act during the effectiveness of, and pursuant to, a shelf registration statement with respect to such Notes, all requirements pertaining to such legend shall cease to apply (but, for the avoidance of doubt, the requirements that any such Notes be issued in global form shall continue to apply).
ARTICLE III
TRANSFER RESTRICTION LEGENDS
Section 3.01Legends.
(1)Each Global Note representing Notes sold in reliance upon Rule 144A under the Securities Act, and any Notes issued in exchange therefor, unless and until (x) such Security is exchanged for a related Exchange Note or sold in connection with an effective shelf registration statement pursuant to a Registration Rights Agreement or (y) until the applicable U.S. Resale Restriction Termination Date, shall bear the following legend on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE

ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.
(2)Each Global Note representing Notes sold in reliance upon Regulation S, and any Notes issued in exchange therefor, unless and until such Security is exchanged for a related Exchange Note or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement, shall bear the following legend on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS

THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D)) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (I)) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.
ARTICLE IV
REDEMPTION OF THE NOTES

Section 4.01Optional Redemption by Company. The Notes may be redeemed at the option of the Company on the terms and conditions set forth, as applicable, in the form of Note set forth as Exhibit A.
ARTICLE V
CHANGE OF CONTROL
Section 5.01Offer to Purchase Upon Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event (as defined in the form of Note set forth as Exhibit A), and unless the Company has exercised its option to redeem the Notes pursuant to Section 4.01, the Company shall be required to make an offer to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms and conditions set forth in the form of Note set forth as Exhibit A.
ARTICLE VI
AMENDMENTS TO INDENTURE
With respect to the Notes, the Indenture is hereby amended as set forth below in this Article VI; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture and defined terms used in such amendment shall have the meanings ascribed to such terms in the Indenture.

Section 6.01Defined Terms. Subject to the limitations set forth in the preamble to this Article VI, Section 1.01 of the Indenture is hereby amended by adding the following terms in their appropriate alphabetical position.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5 billion.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.”
Section 6.02Acceleration of Maturity; Rescission and Annulment. Subject to the limitations set forth in the preamble to this Article VI, Section 6.02 of the Indenture is hereby amended and restated in its entirety as set forth below.
“6.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (E) or (F) of Section 6.01) with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (E) or (F) of Section 6.01 with respect to the Securities of any series occurs, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.
At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived as provided in Section 6.07, except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration, and amounts owing to the Trustee pursuant to Section 7.07 have been paid. No such rescission shall affect any subsequent default or impair any right consequent thereon.
Any notice of Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Event of Default, notice of acceleration or to take any other action (a “Holder Direction”) provided by any one or more Holders of the Securities of any Series (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Holder Direction relating to a notice of Event of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities of the applicable series are accelerated. In addition, each Directing Holder must, at the time of providing a Holder Direction, provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder's Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities of the applicable series in lieu of the Depositary or its nominee.

If, following the delivery of a Holder Direction with respect to the Securities of any series, but prior to acceleration of the Securities of such series, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any Event of Default with respect to the Securities of such series that resulted from the applicable Holder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Holder Direction with respect to the Securities of any series, but prior to acceleration of the Securities of such series, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default with respect to the Securities of such series that resulted from the applicable Holder Direction shall be automatically reinstituted and remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Holder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities of the applicable series held by the remaining Holders of the Securities of such series that provided such Holder Direction would have been insufficient to validly provide such Holder Direction, such Holder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration shall be voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in clause (E) or (F) of Section 6.01 shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing two paragraphs shall not apply to any Holder that is a Regulated Bank.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, Officers’ Certificate or other document delivered to it pursuant to the foregoing paragraphs, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to Company, any Holder or any other person in acting in good faith on a Noteholder Direction or to determine whether any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement or whether or not any Holder is a Regulated Bank.

The Company and the Trustee may, to the extent provided in Section 11.01, enter into one or more indentures supplemental hereto with respect to any series of the Securities which may provide for additional, different or fewer Events of Default with respect to such series of Securities. Additional, different or fewer Events of Default with respect to such series of Securities may also be set forth pursuant to Section 3.01.”
ARTICLE VII
EXECUTION OF THE NOTES
Section 7.01Execution; Certificates. The Notes and any Officers’ Certificate to be delivered under the Indenture in connection with the authentication and delivery of the Notes shall be executed and delivered as set forth in the Indenture. The Trustee may authenticate the Notes by electronic, facsimile or manual signature.
ARTICLE VIII
MISCELLANEOUS
Section 8.01Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 8.02Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.
Section 8.03Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.
Section 8.04Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 8.05Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.
BAXTER INTERNATIONAL INC.
By:     /s/ James Saccaro
                        Name: James Saccaro
Title:    Executive Vice President and Chief
     Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:     /s/ Shannon Matthews
                        Name: Shannon Matthews
Title: Vice President

Dated: November 2, 2020
[Signature Page to Second Supplemental Indenture]

EXHIBIT A
[FACE OF NOTE]
Each Global Note shall bear the following legend:
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]
Each Global Note having The Depository Trust Company as the Depositary shall have the following legend:
[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[Insert appropriate legend pursuant to Article 3 of this Supplemental Indenture]

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CUSIP No. [Rule 144A: 071813 BZ1][Reg S: U07181 BA4] ISIN [Rule 144A: US071813BZ14][Reg S: USU07181BA48]

BAXTER INTERNATIONAL INC.
1.730 % Senior Notes due 2031
No. [144A][RegS]-    $____________
Baxter International Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to ________ or registered assigns, at the office or agency of the Company in the City of New York, the principal sum [of ___________ DOLLARS ($__________)]1 [set forth on Schedule I attached hereto (as the same may be revised from time to time)]2 on April 1, 2031, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 1 and October 1 of each year, commencing on April 1, 2021, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 1 and October 1, as the case may be, next preceding the date of this Note to which interest has been paid on the Notes, unless the date hereof is a date to which interest has been paid on the Notes, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from November 2, 2020 until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.
Notwithstanding the foregoing, if the date hereof is after the 15th day of March or the 15th day of September, as the case may be, and before the following April 1 or October 1, as the case may be, this Note shall bear interest from such April 1 and October 1; provided, that, if the Company shall default in the payment of interest due on such April 1 and October 1, then this Note shall bear interest from the next preceding April 1 or October 1, to which interest has been paid on the Notes or, if no interest has been paid on the Notes, from November 2, 2020. The interest so payable on any April 1 or October 1, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 15 or September 15 (whether or not a Business Day (as defined herein)), as the case may be, preceding such April 1 or October 1. Interest on this Note will be calculated on the basis of a 360-day year of twelve 30-day months.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
1 Insert for Certificated Notes.
2 Insert for Global Notes
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This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, Baxter International Inc. has caused this instrument to be duly executed on the date set forth below.
Dated:
BAXTER INTERNATIONAL INC.
By:
Name:
Title:

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(FORM OF CERTIFICATION OF AUTHENTICATION)
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON
TRUST
COMPANY, N.A.
as Trustee
By:
Authorized Signatory
Dated:

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REVERSE OF NOTE
BAXTER INTERNATIONAL INC.
1.730% Senior Notes due 2031
This Note is one of a duly authorized issue of Securities of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 26, 2020, as supplemented by the Second Supplemental Indenture, dated as of November 2, 2020 (both together herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. This Note is one of a series of Securities of the Company designated as the 1.730% Senior Notes due 2031 (the “Notes”), initially limited in aggregate principal amount of $650,000,000, subject to the issuance of additional Notes as provided in the Indenture. Terms used but not defined herein shall have the respective meanings set forth in the Indenture.
If any interest payment date, maturity date or redemption date of this Note falls on a day that is not a Business Day, payment will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the interest payment date, maturity date or redemption date, as the case may be, to the next succeeding Business Day. As used in this Note, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by or pursuant to law, regulation or executive order to close.
The Indenture contains provisions for the defeasance at any time of the entire indebtedness of the Notes or certain covenants set forth in the Indenture applicable to the Notes upon compliance by the Company of certain conditions set forth therein, which provisions apply to this Note.
This Note is redeemable in whole at any time or in part, from time to time, at the option of the Company, prior to January 1, 2031 (the “Par Call Date”), at a make whole redemption price equal to the greater of:
(i)    100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption, and
(ii)    the sum of the present values of the principal amount of the Notes to be redeemed and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest thereon to the date of redemption.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price
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for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealers” means (1) BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) at the option of the Company, additional Primary Treasury Dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such redemption date.
On or after the Par Call Date, this Note is redeemable in whole at any time or in part, from time to time, at the option of the Company, at a redemption price equal to 100% of its principal amount, plus accrued and unpaid interest thereon to the date of redemption.
Any redemption made at the option of the Company (an “Optional Redemption”) shall be made upon not less than 10 nor more than 60 days’ prior notice before the redemption date to the Holders. Any such notice of redemption may, in the Company’s discretion, be given subject to the satisfaction of one or more conditions precedent. In that case, such notice of redemption shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Company by the relevant redemption date. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes to be redeemed shall be selected by such method as the Trustee shall deem fair and appropriate and in accordance with the Indenture, provided, however, that in the case of Notes in global form such selection shall be made in accordance with the procedures of the applicable Depositary. In the event of redemption of this Note in part only, a new Note or
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Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem the Notes (as described above), the Company shall be required to make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth below. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed (or, with respect to Notes in global form, to the extent permitted or required by applicable Depositary procedures, sent electronically) to holders of the Notes with a copy to the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
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The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
For purposes of the Change of Control Offer provisions of the Notes, the following definitions shall apply:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than the Company or one of its subsidiaries or (3) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a
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resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the
Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm to the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Company’s obligation to make a Change of Control Offer as set forth herein shall be subject to the covenant defeasance provisions of Section 13.02(c) of the Indenture.
If an Event of Default, with respect to the Notes shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect set forth in the Indenture.
[Payment of Additional Interest shall be the sole and exclusive remedy for a Holder of the Notes in the event of a Registration Default (as defined in the Initial Notes Registration Rights Agreement) referred to in Section 6(a) of the Initial Notes Registration Rights Agreement and failure to pay such Additional Interest when due and payable will constitute a default (as defined in Section 7.02 of the Indenture) and such failure will constitute an Event of Default if such failure to pay continues for a period of 30 days (subject to the terms of Article VI of the Indenture). No other default under the Registration Rights Agreement shall constitute a default or Event of Default under the Notes or the Indenture.]3
3 This paragraph is to be included in any Note that is entitled to receive Additional Interest, if any, under a Registration Rights Agreement. If a Note is entitled to receive Additional Interest, if any under a Registration Rights Agreement other than the Initial Notes Registration Rights Agreement, this paragraph should be appropriately revised to refer to the applicable Registration Rights Agreement.
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The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of such series subject to the limitations set forth in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and any premium and interest on, this Note in the manner and at the respective times herein provided.
The Notes are issuable in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Trustee in the City of New York.
There is no sinking fund for the retirement of the Notes.
Upon due presentment for registration of transfer of this Note at the office or agency of the Trustee in the City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
Prior to due presentment for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the registered Holder hereof as the owner of this Note (whether or not this Note shall be overdue), for the purpose of receiving payment of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company, nor the Trustee nor any agent of the Company, or the Trustee shall be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator or against any past, present or future
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stockholder, employee, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and any and all such claims being expressly waived and released as a condition of, and as a consideration for, the execution of the supplement to the Indenture and issue hereof of the Notes.
This Note is the senior unsecured and unsubordinated obligation of the Company and will rank on parity with all other unsecured and unsubordinated indebtedness of the Company, including any other Securities issued under the Indenture.

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[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
______________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of
______________________________________________________________________________
the Company with full power of substitution in the premises.
By:
Date:

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Schedule I
[Include as Schedule I only for a Global Note]
BAXTER INTERNATIONAL INC.
1.730% Senior Notes due 2031
No. [144A][RegS]-
The initial principal amount of this Note is $[________]

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

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EXHIBIT B
FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A GLOBAL NOTE
TO REGULATION S GLOBAL NOTE
PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attn: Corporate Trust Administration
Re: Baxter International Inc.
$_____________ Senior Notes due 20 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 26, 2020, as supplemented by the Second Supplemental Indenture thereto dated November 2, 2020 (the “Indenture”), between Baxter International Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.
This Certificate relates to $_________ aggregate principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. XXX) held with the Depositary by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. XXX) to be held by [[Euroclear] [Clearstream] (ISIN Code XXX) (Common Code [ ]) through] the Depositary.
In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:
(1)    the Transferor is not a distributor of such Notes, the Company, or an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;
(2)    the offer of such Notes was not made to a person;
(3)    either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through the facilities or a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
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(4)    no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
(5)    if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of such Notes covered by this Certificate, then the requirements of Rule 904(c)(1) of Regulation S have been satisfied; and
(6)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of such Notes being exchanged or transferred.
[TRANSFEROR]
By:
Name:
Title:
Dated: _______________

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EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attn: Corporate Trust Administration
Re: Baxter International Inc.
$_________ Senior Notes due 20 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 26, 2020, as supplemented by the Second Supplemental Indenture thereto dated November 2, 2020 (the “Indenture”), between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.
This Certificate relates to $_________ aggregate principal amount of Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. XXX) held with DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. XXX) to be held by [[Euroclear] [Clearstream] (ISIN Code XXX) (Common Code [ ]) through] the Depositary.
In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:
(i) (A) the offer of such Notes was not made to a U.S. person; (B) either (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States; (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or
(ii) with respect to transfers made in reliance on Rule 144A under the Securities Act, such Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.
C-1

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of such Notes being exchanged or transferred.
[TRANSFEROR]
By:
Name:
Title:
Dated: _______________

C-2

EXHIBIT D
FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, 7th Floor
Chicago, Illinois 60602
Attn: Corporate Trust Administration
Re: Baxter International Inc.
$__________ Senior Notes due 20 (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 26, 2020, as supplemented by the Second Supplemental Indenture thereto dated November 2, 2020 (the “Indenture”), between Baxter International Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Rule 144A under the Securities Act.
This Certificate relates to $__________ aggregate principal amount of Notes represented by a beneficial interest in the Regulation S Security (CUSIP No. XXX) (ISIN Code XXX) (Common Code [ ]) through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer or its interest in the Notes for an interest in the Rule 144A Security (CUSIP No. XXX).
In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of the any state of the United States or any other jurisdiction.
This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of such Notes being transferred.
[TRANSFEROR]
By:
Name:
Title:
Dated: _______________
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